Exhibit 32
Certification
This certification accompanies and references the Quarterly Report on Form 10-Q for International Speedway Corporation for the period ended February 28, 2015 (the “Report”).
The undersigned certify the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 for quarterly reports and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of International Speedway Corporation.
The foregoing certification (i) is given to such officers’ knowledge, based upon such officers’ investigation as such officers deem reasonably appropriate; and (ii) is being furnished solely pursuant to 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002) and is not being filed as part of the Report or as a separate disclosure document.
Dated: April 2, 2015

/s/ Lesa France Kennedy
Lesa France Kennedy Chief Executive Officer

/s/ Daniel W. Houser
Daniel W. Houser Chief Financial Officer
“A signed original of this written statement has been provided to International Speedway Corporation and will be retained by International Speedway Corporation and furnished to the Securities and Exchange Commission or its staff upon request.”